UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

514-416-4764

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.03 Material Modification to Rights of Security Holders

On October 3, 2017, the Board of Directors of ROI Land Investments Ltd. (the “Company”) authorized the re-issuance of the 100,000 shares of Series A Preferred Stock previously re-acquired by the Company from Dr. Sami Chaouch on May 18, 2017, to Mr. Martin Scholz, the Company’s Chief Executive Officer. As previously reported in the Company’s Form 8-K, dated May 9, 2016, the Series A Preferred Stock is identical to the Class A common stock of the Company, except that each share of the 100,000 Series A Preferred Stock has 150 votes per share instead of the one vote per share of the Class A Common.

ITEM 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2017, Sebastien Cliche was removed from his office as President of the Company. In addition, Mr. Cliche was removed from serving as an officer and/or director of all of the Company’s subsidiaries. Mr. Cliche continues to serve as a director of the Company. The Company has not named a new President.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2017	ROI LAND INVESTMENTS LTD.

	By:	/s/ Martin Scholz
Martin Scholz
Chief Executive Officer

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